UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2011

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

ITEM 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 11, 2011, MasTec, Inc., a Florida corporation (the “Company”), closed its previously announced exchange offer for its outstanding 4.00% Senior Convertible Notes due 2014 (the “Original 4.00% Notes”) for new 4.00% Senior Convertible Notes due 2014 (the “New 4.00% Notes”) and its exchange offer for its outstanding 4.25% Senior Convertible Notes due 2014 (the “Original 4.25% Notes” and collectively with the Original 4.00% Notes, the “Original Notes”) for new 4.25% Senior Convertible Notes due 2014 (the “New 4.25% Notes” and collectively with the New 4.00% Notes, the “New Notes”). In connection with the exchange offer, $100,618,000 aggregate principal amount of Original 4.00% Notes were canceled and exchanged for an identical principal amount of New 4.00% Notes plus an exchange fee of $503,090 (or $5.00 per $1,000 in principal amount of Original 4.00% Notes exchanged), and $97,000,000 aggregate principal amount of the Original 4.25% Notes were canceled and exchanged for an identical principal amount of New 4.25% Notes plus an exchange fee of $485,000 (or $5.00 per $1,000 in principal amount of Original 4.25% Notes exchanged). Following the exchange offer, $14,382,000 and $3,000,000 aggregate principal amount of the Original 4.00% Notes and Original 4.25% Notes, respectively, remain outstanding. The New Notes are guaranteed by the Company’s subsidiaries that guarantee the Original Notes (the “Guarantors”). The New 4.00% Notes and New 4.25% Notes were issued pursuant to a base indenture dated June 5, 2009 (the “Base Indenture”) and, in the case of the New 4.00% Notes, a third supplemental indenture among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) dated January 11, 2011 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “4.00% Notes Indenture”) and, in the case of the New 4.25% Notes, a fourth supplemental indenture among the Company, the Guarantors and the Trustee dated January 11, 2011 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “4.25% Notes Indenture” and collectively with the 4.00% Notes Indenture, the “Indenture”).

The terms of the New 4.25% Notes and New 4.00% Notes are substantially identical to the terms of the Original Notes, except for the following modifications:

Optional Physical, Cash or Combination Settlement. The Original Notes are convertible into only shares of the Company’s common stock. Conversions of the New Notes, however, are convertible into cash, shares of the Company’s common stock or a combination of cash and shares of its common stock, at the Company’s election. Conversions of the New 4.00% Notes into only shares of its common stock, at the Company’s election, will be at an initial conversion rate of 63.4417 shares of the Company’s common stock per $1,000 principal amount of New 4.00% Notes (equivalent to an initial conversion price of approximately $15.76 per share, which at the initial conversion rate, assuming the conversion of all $100,618,000 in aggregate principal amount of the New 4.00% Notes, may be converted into 6,383,376 shares of the Company’s common stock), subject to adjustment as described in the Third Supplemental Indenture. The amount of cash and shares of common stock, if any, due upon conversions of the New 4.00% Notes converted into solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of the Company’s common stock, will be based on a daily conversion value (as described in the Third Supplemental Indenture) calculated on a proportionate basis for each trading day in a specified observation period (40 trading days for any conversion that occurs before March 15, 2014, and 10 trading days for any conversion that occurs on or after March 15, 2014) (as described in the Third Supplemental Indenture). Conversions of the New 4.25% Notes into only shares of its common stock, at the Company’s election, will be at an initial conversion rate of 64.6162 shares of the Company’s common stock per $1,000 principal amount of New 4.25% Notes (equivalent to an initial conversion price of approximately $15.48 per share, which at the initial conversion rate, assuming conversion of all $97,000,000 aggregate principal amount of the New 4.25% Notes, may be converted into 6,267,771 shares of common stock), subject to adjustment as described in the Fourth Supplemental Indenture. The amount of cash and shares of common stock, if any, due upon conversions of the New 4.25% Notes converted into solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of the Company’s common stock, will be based on a daily conversion value (as described in the Fourth Supplemental Indenture) calculated on a proportionate basis for each trading day in a specified observation period (40 trading days for any conversion that occurs before September 15, 2014, and 10 trading days for any conversion that occurs on or after September 15, 2014) (as described in the Fourth Supplemental Indenture).

Conditional Conversion Features. The Original Notes are convertible at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date; however, on or prior to March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, the New Notes may be converted only upon the satisfaction of following conditions:

•

during any calendar quarter commencing after March 31, 2011 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the applicable Indenture) per $1,000 principal amount of New Notes, as determined following a request by a holder of New Notes in accordance with the applicable Indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or

•

upon the occurrence of specified corporate events, including transactions or events constituting a “fundamental change” or “non-stock change of control” (as such terms are defined in the applicable Indenture), or in the event the Company is a party to a consolidation, merger, binding share exchange, or a sale, transfer, lease or other conveyance of all or substantially all of the Company’s assets, pursuant to which the Company’s common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other assets.

However, on or after March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, until the close of business on the business day immediately preceding the applicable maturity date, holders may convert their New Notes in integral multiples of $1,000 principal amount at any time, regardless of the above specified conditions.

Registration. The New Notes, including the Guarantees and the shares of the Company’s Common Stock that may be issued in connection with conversions of the New Notes, are registered under the Securities Act of 1933, as amended, whereas the Original 4.25% Notes were not so registered.

Other material terms of the New Notes include:

•

The New Notes are the general senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The New 4.00% Notes and New 4.25% Notes bear interest at 4.00% and 4.25% per annum, respectively, payable semi-annually in arrears on June 15 and December 15 of each year commencing on June 15, 2011. The New 4.00% Notes will mature on June 15, 2014 and the New 4.25% Notes will mature on December 15, 2014, in each case, unless earlier converted or repurchased. The Company may not redeem the New Notes at its option prior to maturity.

•

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

The Company did not receive cash proceeds from the issuance of the New Notes. The Original Notes surrendered in exchange for the New Notes have been retired and cancelled. Accordingly, no additional debt has resulted from the exchange.

The foregoing description of the New 4.00% Notes, the Third Supplemental Indenture, the New 4.25% Notes and the Fourth Supplemental Indenture is only a summary and is qualified in its entirety by reference to the full text of the New 4.00% Notes, the Third Supplemental Indenture, the New 4.25% Notes and the Fourth Supplemental Indenture, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, and Exhibit 4.4, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1 Form of 4.00% Senior Convertible Note due 2014 (incorporated by reference to Exhibit A to the Supplemental Indenture, filed as Exhibit 4.2 to this Current Report on Form 8-K).

4.2 Supplemental Indenture No. 3 dated January 11, 2011, by and among the Company, certain of the Company’s subsidiaries, and U.S. Bank National Association, as trustee.

4.3 Form of 4.25% Senior Convertible Note due 2014 (incorporated by reference to Exhibit A to the Supplemental Indenture, filed as Exhibit 4.4 to this Current Report on Form 8-K).

4.4 Supplemental Indenture No. 4 dated January 11, 2011, by and among the Company, certain of the Company’s subsidiaries, and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date:	January 14, 2011	By:	/S/ ALBERTO DE CARDENAS
		Name:	Alberto de Cardenas
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Form of 4.00% Senior Convertible Note due 2014 (incorporated by reference to Exhibit A to the Supplemental Indenture, filed as Exhibit 4.2 to this Current Report on Form 8-K).

4.2	Supplemental Indenture No. 3 dated January 11, 2011, by and among the Company, certain of the Company’s subsidiaries, and U.S. Bank National Association, as trustee.

4.3	Form of 4.25% Senior Convertible Note due 2014 (incorporated by reference to Exhibit A to the Supplemental Indenture, filed as Exhibit 4.4 to this Current Report on Form 8-K).

4.4	Supplemental Indenture No. 4 dated January 11, 2011, by and among the Company, certain of the Company’s subsidiaries, and U.S. Bank National Association, as trustee.